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                                                                     EXHIBIT 3.2
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                       OF CORSAIR COMMUNICATIONS, INC.,
                            a Delaware corporation



     Corsair Communications, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Corsair Communications, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 5, 1994 and was amended pursuant to a Certificate of Amendment of Certificate of Incorporation of the corporation filed with the Secretary of State of the State of Delaware on January 25, 1995. An amended and restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 26, 1995 and was amended pursuant to a Certificate of Amendment of Certificate of Incorporation of the corporation filed with the Secretary of State of the State of Delaware on December 18, 1995. An amended and restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 30, 1996. An amended and restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 6, 1997.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation was adopted by the corporation's Board of Directors and stockholders, the stockholders of the corporation having approved the Amended and Restated Certificate of Incorporation by the written consent of the holders of at least a majority of the outstanding shares in accordance with Section 228 thereof, and written notice having been given in accordance with the requirements of such Section. The Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Certificate of Incorporation of this corporation.

     3. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE I

     The name of this corporation is Corsair Communications, Inc.

                                  ARTICLE II

     The address of this corporation's registered office in the State of Delaware is 15 East North Street, City of Dover, County of Kent 19901. The name of its registered agent at such address is Incorporating Services, Ltd.
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                                  ARTICLE III

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law.

                                  ARTICLE IV

     (A)  Classes of Stock.  This corporation is authorized to issue two classes
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of stock, denominated Common Stock and Preferred Stock. The Common Stock shall have a par value of $0.001 per share and the Preferred Stock shall have a par value of $0.001 per share. The total number of shares of Common Stock which the Corporation is authorized to issue is Seventy-Five million (75,000,000), and the total number of shares of Preferred Stock which the Corporation is authorized to issue is Ten million (10,000,000), which shares of Preferred Stock shall be undesignated as to series.

     (B)  Issuance of Preferred Stock.  The Preferred Stock may be issued from
          ---------------------------
time to time in one or more series. The Board of Directors is hereby authorized, by filing one or more certificates pursuant to the Delaware General Corporation Law (each, a "Preferred Stock Designation"), to fix or alter from time to time the designations, powers, preferences and rights of each such series of Preferred Stock and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly-unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     (C)  Rights, Preferences, Privileges and Restrictions of Common Stock.
          ----------------------------------------------------------------

          1.   Dividend Rights.  Subject to the prior or equal rights of holders
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of all classes of stock at the time outstanding having prior or equal rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2.   Redemption.  The Common Stock is not redeemable upon demand of
               ----------
any holder thereof or upon demand of this corporation.

          3.   Voting Rights.  The holder of each share of Common Stock shall
               -------------
have the right to one vote, and shall be entitled to notice of any stockholders' meeting in

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accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE V

     (A)  Exculpation.  A director of the corporation shall not be personally
          -----------
liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     (B)  Indemnification.  To the extent permitted by applicable law, this
          ---------------
corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

     (C)  Effect of Repeal or Modification.  Any repeal or modification of any
          --------------------------------
of the foregoing provisions of this Article V shall be prospective and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                  ARTICLE VI

     Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the corporation. At the 1998 Annual Meeting of Stockholders, the Directors shall be classified into three classes, as nearly equal in number as possible as determined by the Board of Directors, with the term of office of the first class to expire at the 1999 Annual Meeting of Stockholders, the term of office of the second class to expire at the 2000 Annual Meeting of Stockholders and the term of office of the third class to expire at the 2001 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Additional

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directorships resulting from an increase in the number of Directors shall be apportioned among the classes as equally as possible as determined by the Board of Directors.

                                  ARTICLE VII

     No holder of shares of stock of the corporation shall have any preemptive or other right, except as such rights are expressly provided by contract, to purchase or subscribe for or receive any shares of any class, or series thereof, of stock of the corporation, whether now or hereafter authorized, or any warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any share of any class, or series thereof, of stock; but such additional shares of stock and such warrants, options, bonds, debentures or other securities convertible into, exchangeable for or carrying any right to purchase any shares of any class, or series thereof, of stock may be issued or disposed of by the Board of Directors to such persons, and on such terms and for such lawful consideration as in its discretion it shall deem advisable or as the corporation shall have by contract agreed.

                                 ARTICLE VIII

     The corporation is to have a perpetual existence.

                                  ARTICLE IX

     The corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Amended and Restated Certificate of Incorporation and/or any provision contained in any amendment to or restatement of this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE X

     The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws by the requisite affirmative vote of Directors as set forth in the Bylaws; provided, however, that the stockholders may change or repeal any bylaw adopted by the Board of Directors by the requisite affirmative vote of stockholders as set forth in the Bylaws; and, provided further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the stockholders.

                                  ARTICLE XI

     No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.

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                                  ARTICLE XII

     Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.



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     IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed under the seal of the corporation as of this _____ day of _________, 1997.


                                        CORSAIR COMMUNICATIONS, INC.,
                                        a Delaware corporation




                                        By:___________________________
                                           Mary Ann Byrnes
                                           President and Chief Executive Officer


ATTEST:




____________________________________
Martin J. Silver, Secretary









            [SIGNATURE PAGE TO AMENDED AND RESTATED CERTIFICATE OF
                INCORPORATION OF CORSAIR COMMUNICATIONS, INC.]

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